UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2008
Date of Report (Date of earliest event reported)

EV Transportation, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-137098	95-4862281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 West Century Boulevard, Los Angeles, California 90045
(Address of principal executive offices)
(Zip Code)

(310) 215-3201
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

Completion of Merger with Wholly-Owned Subsidiary; Name Change

On August 7, 2008, the Registrant, formerly known as “IMMS, Inc.”, filed Articles of Merger with the Nevada Secretary of State, pursuant to which EV Transportation, Inc., a Nevada corporation and a wholly-owned subsidiary of the Registrant (“Subsidiary”), merged into the Registrant, with the Registrant being the surviving entity (the “Merger”). Under Chapter 92A.180(1) of the Nevada Revised Statutes, shareholder approval of neither the Registrant nor Subsidiary was required to complete the Merger. Pursuant to Chapter 92A.180(5) of the Nevada Revised Statutes, the articles of incorporation of the surviving entity in a merger pursuant to Chapter 92A.180(1) may be amended, without the approval of the shareholders of the surviving entity, so as to change the name of the surviving entity. As the surviving entity, the Registrant amended its articles of incorporation to change its name from “IMMS, Inc.” to “EV Transportation, Inc.”, effective August 7, 2008 (the “Name Change”). The Registrant formed Subsidiary on July 18, 2008 and the Board of Directors of the Registrant approved of the Merger and the Name Change on August 6, 2008. The purpose of the Merger was to effect the Name Change of the Registrant. A copy of the Articles of Merger, as filed with the Nevada Secretary of State on August 7, 2008 and which contain the text of the amendment to the Registrant’s articles of incorporation, is filed herewith as Exhibit 3.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1 Articles of Merger, as filed with the Nevada Secretary of State on August 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EV TRANSPORTATION, INC.

Date: August 13, 2008	By:	/s/ William N. Plamondon
William N. Plamondon Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Merger, as filed with the Nevada Secretary of State on August 7, 2008